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[Company Letterhead]



                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We agree to the incorporation by reference in this Form 8-K of First Bank System, Inc. of our report dated January 19, 1995 incorporated by reference in the 1996 Annual Report on Form 10-K of U.S. Bancorp.


                                                    /s/ Coopers & Lybrand L.L.P.

Boise, Idaho
June 17, 1997